SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

WASHINGTON GAS LIGHT COMPANY
(exact name of registrant as specified in its charter)

District of Columbia and Virginia (State of Incorporation)	53-0162882 (IRS Employer Identification No.)

1100 H Street, NW
Washington, DC 20080
(Address of Principal Executive offices including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [    ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ X ].

Securities to be registered pursuant to Section 12(b) of the Act

None

Securities to be registered pursuant to Section 12(g) of the Act

Serial Preferred Stock1
(Title of class)

[1] The current outstanding series of the Serial Preferred Stock are: Serial Preferred Stock, $4.25 Series, Serial Preferred Stock, $5.00 Series and Serial Preferred Stock, $4.80 Series.

ITEM I	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The descriptions of the outstanding series of Serial Preferred Stock are contained in Exhibits 99.1, 99.2 and 99.3 hereto, which are incorporated herein by reference.

ITEM 2.	EXHIBITS.

EXHIBIT NO.	DESCRIPTION

3.1	Charter of Washington Gas Light Company – Incorporated by reference to the Registrant’s Form S-3 filed July 21, 1995 (File #33-61199)

3.2	Bylaws of Washington Gas Light Company – Incorporated by reference to the Registrant’s Form 10-K for the year ended September 30, 2001 (file #1-14883)

99.1	Description of Serial Preferred Stock, $4.25 Series.

99.2	Description of Serial Preferred Stock, $5.00 Series.

99.3	Description of Serial Preferred Stock, $4.80 Series.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 8, 2002	WASHINGTON GAS LIGHT COMPANY

	By:	/s/ FREDERIC M. KLINE Frederic M. Kline Vice President and Chief Financial Officer